LEASE AGREEMENT


     THIS LEASE AGREEMENT, made this 9th day of October, 2003, by and between V-3 Properties, LLC, a Maryland company with its principal offices located at 11800 Nebel Street, North Bethesda, MD (hereinafter referred to as the "Lessor") and DCA OF ROCKVILLE, LLC, a limited liability company, having an office at c/o Dialysis Corporation of America, 1344 Ashton Road, Suite 201, Hanover, MD 21076 (hereinafter referred to as the "Lessee").


                                1. PREMISES
                                   --------

     Lessor, in consideration of the rents and covenants hereinafter mentioned, does demise and lease unto Lessee, all that certain space consisting of approximately 4,900 square feet of gross rentable space, with specifications for the Premises attached as Exhibit A, on the first floor of Lessor's property (the "Premises"), located at 11800 Nebel Street, North Bethesda, MD (the "Building"), to be used for an out-patient medical and dialysis center and related services necessary to support the operations as a dialysis center (the "Use"). In addition to the Premises, Lessor, for the Term and any Renewal Period (each as defined below) will provide to Lessee, at no additional rent or charge to Lessee, the garage bay as set forth on Exhibit A (not immediately adjacent to the Building), and will, at no additional charge or cost to Lessor, construct and erect a wall separating that garage bay from all other space retained by Lessor in such garage bay.


                                   2. TERM
                                      ----

     This Lease is for the term of seven (7) years and two (2) months, commencing on October 15, 2003 ("Lease Commencement Date") and ending, unless sooner terminated under the terms of this Lease, on November 14, 2010 (the "Term").


                      3. COMMENCEMENT, USE AND COMPLIANCE
                         --------------------------------

     3.1 Commencement of Rent
         ---------------------

     Lessee's obligation for the payment of Rent shall commence on January 15, 2004 ("Rent Commencement Date"), except that, upon execution by all parties of this Lease, Lessee shall pay to Lessor the first month's Rent, as set forth in Section 4.1 below, which shall be applied to the month commencing on the Rent Commencement Date.

     3.2 Renovation
         ----------

     The Premises will be provided by Lessor to Lessee in "as is" condition. Lessee shall have full access to the Premises and other areas of the Building from the Lease Commencement Date in order to renovate the Premises. All interior alterations and renovations of the Premises shall be the responsibility of the Lessee, who shall have the right to have its own general contractor, subject to the approval of the Lessor, which approval shall not be unreasonably withheld; Lessor shall accommodate and shall not interfere with Lessee's contractors with respect to such alterations and renovations. Lessee shall be responsible for all costs associated with any and all building permits and any Building modification and/or requirements thereof resulting from Lessee's alterations or renovations; and any alterations to the Building required by the issuance of any building permit as a result of Lessee's work shall be at the sole cost of Lessee. Lessor shall not charge any construction administration fee or fees for any reason for Lessee's improvements to the Premises or necessary modifications to the Building. Lessor and Lessee shall mutually agree on an alternate Lessee entrance to the Premises, the construction costs of which shall be borne by the Lessee.

     3.3 Zoning.  Lessor represents and warrants to Lessee that the Premises
         ------
may be used for the purposes and Use set forth in this Lease, and Lessee's Use of the Premises complies with all existing zoning laws and regulations. Lessor's representations as provided in this Section 3.3 are a material inducement to Lessee entering this Lease; and the failure of Lessor's representations and warranties as provided in this Section 3.3 to be true and Lessee is in any way restricted in its operations or is otherwise not able to operate in accordance with the Use shall give Lessee the immediate option to terminate this Lease and receive the return from Lessor of any and all payments made upon execution of this Lease, including, among others, any Rent, Additional Rent and Security Deposit.

     3.4 Compliance With Laws.  Lessee shall, in the Use and occupancy of the
         --------------------
Premises, comply with all applicable laws, ordinances, notices and regulations of governmental and municipal authorities. Lessee shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Lessee's business at the Premises. Nothing in the foregoing shall require Lessee to perform any work or make any improvements or repairs which Lessor is required to make pursuant to other provisions of this Lease.


                                    4. RENT
                                       ----

     4.1 Base Rent
         ---------

     Lessee agrees to pay as rent to Lessor for the Use of the Premises during the first year of the Term Eighty-three Thousand Three Hundred and 00/100 ($83,300.00) Dollars per year (the "Rent") to be paid in equal monthly installments of Six Thousand Nine Hundred Forty-one and 67/100 ($6,941.67) Dollars on the due date, which is the first day of each calendar month during the Term, allowing five (5) day check processing time. The Rent amount shall increase by three percent (3%) annually, commencing on the first anniversary of the Rent Commencement Date, and thereafter on each subsequent anniversary of the Rent Commencement Date.

     4.2 Pro Rata
         --------

     In the event the Rent Commencement Date falls on a date later than the first day of the month, the Lessee shall pay a pro-rated Rent and Additional Rent (as defined below) for said partial month.

     4.3 Additional Rent
         ---------------

     Lessee shall pay, as additional rent above the Rent set forth in Section
4.1 (the "Additional Rent"), Lessee's pro rata share for all common area maintenance of the Building attributable to the operation and maintenance of the Building, including snow removal, real estate taxes, levies and special assessments assessed by any governmental authority with respect to the Building, water and sewer charges, the usual and necessary maintenance, repair and replacement (provided such is not a capital improvement or investment, but rather the item is beyond repair in the exercise of reasonable judgment and requires replacement) of the roof, structure, plumbing, electrical and gas components of the Building, the parking area and landscaping adjacent to the Building (collectively "CAM Charges"). CAM Charges do not include replacement of capital improvement or investment items, specific costs billed to specific tenants, management fees, Lessor's responsibilities detailed in Section 6 of this Lease, mortgage obligations, including interest now or to be paid on the Building or the realty on which the Building is located, depreciation of the Building or equipment therein, any interest, net income, franchise, capital stock, gift, inheritance, transfer or estate taxes payable by Lessor, executive salaries, or real estate brokers' commissions. Lessee's pro rata share is forty-five percent (45%).

     Any upgrades, replacements involving capital improvements or investments or similar modifications (collectively "Upgrades") to the Building shall not be deemed CAM Charges, and shall be Lessor's sole responsibility and expense; provided, if Lessor believes an Upgrade falls within the CAM Charges, Lessor shall provide 20 days prior written notice with the details of the Upgrade to Lessee, which the parties will use their best efforts to mutually resolve as to the Upgrade and the division of responsibilities for its implementation and costs. In the absence of any such resolution, Lessor and Lessee agree to arbitrate the matter in accordance with Section 20 of this Lease. Similarly, if Lessee believes any action taken or charges incurred by Lessor is not within usual and necessary maintenance and should not be included in the CAM Charges, the Lessee shall provide Lessor with 20 days written notice with the details of the matter, and Lessor and Lessee shall use their best efforts to mutually resolve the matter, and if not, proceed to arbitration in accordance with Section 20 of this Lease.

     In order to provide for current monthly payments of Additional Rent, Lessor shall submit to Lessee a written statement of Lessor's estimate of the CAM Charges for that lease year, which estimate shall be reasonably based upon last year's CAM charges and reasonably based on current cost increases ("Estimated Additional Rent"); and based on the Estimated Additional Rent, Lessee shall pay the Additional Rent in monthly installments with the Rent. Within thirty (30) days of the end of each lease year (the "Applicable Year") during the Term, Lessor shall provide Lessee with the actual CAM Charges (the "Actual CAM Charges") which shall then become the CAM Charges for the immediately succeeding year; and if the Additional Rent paid by the Lessee for the Applicable Year exceeded the Actual CAM Charges, the excess shall be credited toward payment of the next installment of Additional Rent to be paid by Lessee, and if the Additional Rent was less than the Actual CAM Charges for the Applicable Year, the deficiency will be paid by Lessee to Lessor with the next Rent payment.


                                5. RENEWAL OPTION
                                   --------------

     This Lease shall be renewable for two consecutive periods of five (5) years each (each a "Renewal Period," and collectively the "Renewal Periods") under the terms and conditions of this Lease, which Renewal Periods shall be upon at least six (6) months written notification to the Lessor prior to the expiration of the Term or first Renewal Period, as the case may be, provided that:

     (i) Lessee is not in default hereunder;

     (ii) Lessee is occupying at least fifty-one percent (51%) of the Premises; and

     (iii) The Rent for any Renewal Period will commence on the first day of the month immediately following the expiration of the Term or the first Renewal Period, as the case may be, and for each year of the Renewal Periods will be at the annual rental for the immediately preceding year plus an additional three percent (3%).

                     6. OPERATING RESPONSIBILITIES OF THE LESSOR
                        ----------------------------------------

     Lessor shall be responsible for the following during the Term:

     (i) To grant seventeen (17) designated parking spaces for the sole use of Lessee's patients and staff, and two (2) additional parking spaces at the front of the Premises marked for the handicapped, and to allow Lessee's patients and staff to use additional parking facilities as may be available;

     (ii) To grant Lessee access to the Premises 24 hours per day, seven (7) days a week, 52 weeks each year during the Term and all Renewal Periods;

     (iii) To sub-meter the utilities serving the Premises; provided, such is at Lessee's expense; and

     (iv) To keep and maintain in good and sanitary order, condition and repair, air conditioning and heating, including but not limited to all necessary plumbing, electrical and ventilation to and for the Building, subject to Section 7(ii) which is Lessee's responsibility.


                     7. OPERATING RESPONSIBILITIES OF LESSEE
                        ------------------------------------

     Lessee shall be responsible for the following during the Term and each Renewal Period, if applicable:

     (i) To pay for all utility charges Lessee uses at the Premises, exclusive of those charges included in the CAM charges as per Section 4.3;

     (ii) To have control over and be responsible for, at its sole cost and expense, the HVAC system serving the Premises, exclusive of any charges for the HVAC system for the Building under Section 6(iv);

     (iii) To make and pay for all necessary alterations and improvements to the Premises, to include interior maintenance, repair and cleaning of carpets, painting of interior walls, and interior decorating, which Lessee has the right to do for Lessee's own purposes, and to install an awning over the entrance to the Premises, subject to Lessor's approval, which shall not be unreasonably withheld; Lessee may remove furniture, fixtures, except as provided in subparagraph (vi) below, laboratory and other equipment and movable improvements installed within the Premises at any time, including machinery and equipment affixed to the Premises; Lessee shall promptly repair any damage to the Premises as a result of such removal, other than normal wear and tear;

     (iv) To provide for trash removal from the Premises, including proper containment and disposal of Lessee's medical refuse;

     (v) Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the Premises for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released and an instrument evidencing discharge of same to be recorded forthwith without any cost to Lessor. Lessee shall indemnify and save Lessor harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work.

If Lessor incurs any costs and expenses for such mechanic's liens, including reasonable attorney's fees, then Lessee shall pay the Lessor that sum so incurred as additional rent; and

     (vi) To return the Premises in good condition and repair, including plumbing fixtures attached to the realty, subject to normal wear and tear, at the end of the Term or any Renewal Period.


                     8. ASSIGNING OR SUBLETTING BY LESSEE
                        ---------------------------------

    Lessee shall have the privilege of assigning or subletting the Premises, after first obtaining written consent of Lessor, such consent to be reasonable and shall not be unreasonably withheld, conditioned or delayed, provided such assignee's or sublessee's use and/or financial condition is acceptable (on a non-arbitrary basis) to the Lessor. Notwithstanding any provisions hereof, Lessee may assign or sublet the Premises or any portion thereof, without Lessor's consent, to (i) Lessee's medical director and similar physician; and (ii) any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires substantially all of the assets of Lessee, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any subletting or assignment shall terminate from that time on any and all liabilities and obligations of Lessee to pay rent or perform under the Lease. Consent to one assignment or subletting by Lessor shall not be deemed consent to any subsequent assignment or subletting.


                           9. RESPONSIBILITY OF LESSEE
                              ------------------------

     All damages or injuries done to the Premises by Lessee and/or Lessee's servants, agents, employees, patients, invitees, contractors and other representatives (collectively "Lessee Representatives"), shall be repaired by Lessee at its expense, exclusive of ordinary wear and tear, or except as the result, directly or indirectly, of Lessor's failure to maintain the Premises in accordance with the provisions of this Lease, or except for the negligence of Lessor, its servants, agents, invitees, contractors, employees, or other representatives (collectively "Lessor Representatives"). Lessee covenants and agrees to make such repairs upon thirty (30) days' written notice given to Lessee by Lessor, and if Lessee shall thereafter neglect to make said repairs or commence to timely make the same, Lessor shall have the right to make such repairs at the reasonable expense and cost of Lessee, provided Lessor gives Lessee thirty (30) days written notice that Lessor is going to cure the damage or injury and charge the same to Lessee, and the amount thereof may be collected as Additional Rent accruing for the month following the date of said repair.


                              10. FIRE OR CASUALTY
                                  ----------------

     In the event that the Premises shall be totally or substantially damaged by fire or other casualty or happening, to the extent that the business of the Lessee cannot reasonably be conducted therein and if such damage cannot be or is not repaired, restored, or rebuilt by the Lessor, as the case may be, to substantially the same condition as it was immediately prior to such damage or destruction within three (3) months after such damage, then either the Lessor or Lessee shall have the option of terminating this Lease by written notice delivered to the other party not later than thirty (30) days (the "Casualty Notice Period") following such failure to repair, restore or rebuild; in either event Lessee shall immediately vacate and surrender possession of the Premises to Lessor. If neither Lessee nor Lessor elects to terminate this Lease, or if the Premises are not damaged to the extent that the damage unreasonably interferes with Lessee's Use, Lessor shall proceed with said repairs with all reasonable diligence, but in no event shall the repairs exceed ninety (90) days from the end of the Casualty Notice Period. The Rent payable hereunder shall entirely abate in case the Premises are substantially destroyed or so damaged as to render the Premises untenantable or not useable or convenient or in a condition for patients of Lessee noting the Use of the Premises, or abate proportionately according to the extent of the injury or damage sustained by the Premises, if such is not substantially destroyed or is rendered partially untenantable, until the Premises shall have been restored, repaired, or rebuilt and put in proper condition for the Use and occupancy of Lessee. Lessor agrees to institute such repairs immediately after such damage and to complete the same with due diligence and within a reasonable time as provided in this Lease.


                                    11. SIGNAGE
                                        -------

     Lessee shall be permitted to install interior and exterior signs, including monument or pedestal signs, identifying the Lessee and its business, such signs to be (i) reasonable in number, size and design, (ii) in accordance with all applicable codes and ordinances, including the Montgomery County Code, and (iii) approved by the Lessor, which approval shall not be unreasonably withheld. Lessor shall include and display Lessee's business name on all Building directories and at the Building's street entrance signs.


                     12. LESSOR'S ACCESS AND INSPECTION
                         ------------------------------

     The Lessor and Lessor Representatives may, only at certain and reasonable times, with reasonable notice, or in emergency situations, enter all parts of the Premises, to inspect the same, to enforce or carry out any provision of the Lease, to make repairs and alterations as Lessor is required or should elect to do, and within 120 days prior to the expiration of the Term or any Renewal Period, as the case may be, to show the Premises to others; provided, Lessor and Lessor Representatives shall have unlimited access, upon reasonable notice, to the Premises' non-usable areas.

     Should there be a need to make any emergency repairs which are otherwise the responsibility of Lessor as provided in this Lease, but due to the emergent circumstances, Lessee makes such repairs, the cost thereof shall be reimbursed by Lessor. In the event Lessor does not reimburse Lessee for the cost of such emergency repairs within thirty (30) days of Lessee's written demand for payment to Lessor, the cost thereof shall be a deduction from any Rent or Additional Rent due hereunder.


                            13. INDEMNIFICATION
                                ---------------

     Except for the negligence of Lessor and Lessor Representatives, and to the extent permitted by law, Lessee agrees to indemnify, defend and hold harmless Lessor and Lessor Representatives from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property ("Claims") arising from Lessee's Use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Lessee or due to any other act or omission of Lessee, its subtenants, assignees, and Lessee Representatives in or about the Premises. The furnishing of insurance required hereunder shall not be deemed to limit Lessee's obligations under this Section 13.

     Except for the negligence of Lessee and Lessee Representatives, and to the extent permitted by law, Lessor agrees to indemnify, defend and hold harmless Lessee and Lessee Representatives from and against all Claims sustained or arising by reason of Lessor's failure to comply with its obligations and requirements under this Lease, including but not limited to the fault or neglect of Lessor and Lessor

Representatives or of the failure by Lessor or Lessor Representatives in the operation of the Building or due to any other act or omission of Lessor and Lessor Representatives in or about the Building. The furnishing of insurance required hereunder shall not be deemed to limit Lessor's obligations under this Section 13.


                            14. EVENTS OF DEFAULT
                                -----------------

     Each of the following events shall be an event of default ("Event of Default") by Lessee under this Lease:

     (i) Lessee shall fail to pay any installment of Rent or any other payment required herein when due;

     (ii) Lessee shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or a substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence;

     (iii) Other than in accordance with the terms of this Lease or as a result of damages to the Premises as set forth in Section 10 hereof, in the event Lessee (A) shall not occupy the Premises for a period of not less than sixty (60) consecutive days, or (B) solely upon prior written notice to the Lessor, shall vacate the Premises, or (C) shall fail to continuously operate its business at the Premises for the Use for a period of not less than sixty
(60) consecutive days in each case during the Term or any applicable Renewal Period, whether or not Lessee is in monetary or other default under this Lease; or

     (iv) Lessee shall fail to materially comply with any provision of this Lease other than those specifically referred to in this Section 14, and except as otherwise expressly provided herein, such default shall continue and not be cured or the cure has not been commenced for more than thirty (30) days after Lessor shall have given Lessee written notice of such default; provided that if the nature of the default is such that it cannot be reasonably cured within such thirty (30) days, Lessee shall not be deemed to be in default if it shall commence performance in the said thirty (30) day period and diligently proceeds to so cure the default thereafter.


                            15. REMEDIES OF LESSOR
                                ------------------

     Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Lessor may at any time thereafter at its election terminate this Lease, and pursue any other remedies at law or in equity. Upon the termination of this Lease, it shall be lawful for Lessor, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Lessee and all persons and property therefrom.

     If Lessor terminates this Lease, Lessor may recover from Lessee the sum of all Rent, Additional Rent and all other amounts accrued hereunder to the date of such termination, and the cost of reletting the whole or any part of the Premises. Lessor shall relet the Premises for the remainder of the Term or any Renewal Period, if applicable, at the best rent an agent may obtain with reasonable diligence, and Lessee shall be liable for the difference, if any, between the rent so obtained and the Rent and Additional Rent which would have been paid by Lessee, had this Lease continued for the remainder of the Term or any Renewal Period, if applicable.


                           16. REMEDIES OF LESSEE
                               ------------------

     In the event of Lessor's failure to materially comply with any term, covenant or condition of this Lease, including but not limited to unreasonably withholding consents, failure to maintain facilities for the introduction of water, gas, and electric to the Premises, failure to maintain the Premises and the Building as required herein, failure to use due care with respect to the persons and property of Lessee, failure of Lessor's warranties hereunder, including Lessor's warranty as to the good operating condition of the services to the Premises, and otherwise interfering with, whether negligently or intentionally, the business of Lessee and its peaceable and quiet enjoyment of the Premises for the Term and any Renewal Period, Lessee shall notify Lessor in writing of said default and Lessor shall have thirty (30) days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within said thirty (30) days, Lessor shall not be deemed to be in default if it shall commence performance within said thirty (30) day period and diligently proceeds to so cure the default thereafter. If Lessor shall not cure or commence to cure the said default within the thirty (30) day period, Lessee has the option to either terminate this Lease and vacate the Premises immediately without any further liability under the Lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and be immediately reimbursed by Lessor.


                                 17. INSURANCE
                                     ---------

     (i) Lessee, at its cost, shall maintain a policy of Combined Single Limit Bodily Injury and Property Damage Insurance during the Term and any applicable Renewal Period, such insurance to provide protection in the amount of One Million ($1,000,000) Dollars combined single limit, insuring Lessee against any liability arising out of and in connection with Lessee's Use or occupancy of the Premises.

     (ii) Lessor shall obtain and maintain insurance on the Building, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Building and all areas appurtenant thereto in an amount not less than combined single limit of One Million ($1,000,000) Dollars. Lessor should also obtain and maintain a policy or policies of insurance covering loss or damage to the Premises, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the Building), and special extended perils ("all risk" as such term is used in the insurance industry).

     (iii) Lessee and Lessor each hereby release and relieve the other (which includes the other party's employees, agents, officers, directors and shareholders) from any liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releasor carries with respect to the Premises or any interest or property therein or thereon, but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy of a provision whereby any such release does not adversely affect such policy or prejudice any right of the releasor to recover thereunder. Each party's insurance policies shall include such a provision so long as it is obtainable without extra cost.

                             18. QUIET ENJOYMENT
                                 ---------------

     Lessor, covenants and agrees that Lessee, upon paying said Rent, Additional Rent and performing the covenants of this Lease, on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises and common areas of the Building, including but not limited to parking areas, sidewalk entrances and exits, which quiet and peaceful enjoyment of the Premises and common areas of the Building will not be disturbed or interfered with by Lessor or by any person claiming by, through or under Lessor, for the Term and all applicable Renewal Periods.


                               19. ALTERATIONS
                                   -----------

     Lessee shall not, except as otherwise specifically provided in this Lease, without on each such occasion first obtaining Lessor's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements or additions to the Premises, except that Lessee may, without the consent of Lessor but with prior written notice to Lessor, make minor improvements to the interior of the Premises provided that: (i) they do not impair the structural strength, operation or value of the Building, and (ii) Lessee shall take reasonable steps as permitted by law to avoid the imposition of any mechanics' lien upon the Premises or Building. All alterations, improvements and additions, except for minor alterations and improvements, become part of the Premises and the property of Lessor without payment therefore by Lessor and shall be surrendered to Lessor at the end of the Term or any applicable Renewal Period. For purposes of this Section 19, "minor improvements" shall be defined as those improvements costing no more than Two Thousand and 00/100 Dollars ($2,000.00).


                                20. ARBITRATION
                                    -----------

     Any dispute arising under Section 4.3 of this Lease shall be determined by arbitration in Montgomery County, Bethesda, Maryland, in accordance with the rules of the American Arbitration Association ("Association") then in effect, by a single arbitrator selected by mutual agreement of the parties, or if the parties are unable to agree on an arbitrator, the selection by the Association; provided, that this Section 20 shall not restrict the right of either party to institute a legal proceeding to enable such party to obtain temporary injunctive relief during the pending of any such arbitration. A determination of the dispute by the arbitrator shall be final and binding on the parties to the extent permitted by law. The cost of the arbitration, including attorney's or other consultary fees, shall be borne by the non-prevailing party.


                               21. AUTHORIZATION
                                   -------------

     Lessor and Lessee each has all the requisite right, power, legal capacity and authority, individual, corporate and otherwise, to enter into this Lease and to assume and perform their respective obligations hereunder. The execution and delivery of this Lease and the performance by Lessor and Lessee of their obligations hereunder have been duly authorized by their respective boards of directors and/or partners, and/or members as the case may be, and this Lease is a binding and enforceable Lease of Lessor and Lessee according to its terms. The execution, delivery and performance of this Lease by Lessor and Lessee will not result in any violation of and will not conflict with, or result in any breach of any of the terms of or constitute a default under, or constitute an event which with notice or the passage of time or both would constitute a default under, any provision of any law to which Lessor or Lessee is subject, any of their partnership or operating agreements or articles of incorporation, and by-laws of the Lessor and/or Lessee, as the case may be, or any mortgage, indenture, agreement, instrument, judgment, decree, or rule or resolution or other restriction to which Lessor or Lessee is bound. The representations as contained herein are only made by Lessor and Lessee as to their own individual, company, partnership and/or corporate acts, articles of incorporation, by-laws and/or partnership or operating agreements, as the case may be, and their respective related agreements and regulations and neither makes any representations as to the others acts, articles of incorporation, by-laws, partnership or operating agreements, as the case may be, and related agreements and regulations.

     No action, approval, consent or authorization, including but not limited to any action, approval or consent of any shareholder, note holder, partner, or order of any court or governmental agency, commission, board, bureau or instrumentality, otherwise than as specifically provided in this Lease, is necessary in order to constitute this Lease as a valid, binding and enforceable obligation of the parties hereto in accordance with its terms.


                              22. AGREEMENT
                                  ---------

     It is expressly understood by the parties that the whole agreement between them is embodied in this Lease and the attachments hereto (executed in duplicate) and may only be modified by a written agreement(s) executed by Lessor and Lessee.


                              23. BROKERAGE
                                  ---------

     Gittleson Zuppas Commercial Realty, Inc (the "Broker") is the sole broker working on behalf of Lessee. Upon consummation of this Lease, Lessor shall be solely responsible to pay the Broker its commission as negotiated and evidenced by a separate agreement between Lessor and the Broker, and Lessee shall have no responsibility therefore. Lessor and Lessee each warrant to the other that aside from the Broker, neither has dealt with any broker or agent in connection with this Lease. Each of Lessor and Lessee indemnifies the other against all costs, expenses, attorney's fees, and other liability for commission or other compensation arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty.


                               24. GUARANTY
                                   --------

     Certain obligations of Lessee under this lease are guaranteed by Dialysis Corporation of America, a member of Lessee, in accordance with the Guaranty, Exhibit B attached and made a part of this Lease.


                       25. HEIRS, SUCCESSORS, ETC.
                           -----------------------

     This Lease shall be binding upon the parties hereto and their respective successors and/or assigns.


                                26. NOTICES
                                    -------

     All notices, requests, demands and other communications under this Lease shall be in writing and shall be deemed to have been duly given on (i) the date of service if served personally on the party to whom notice is to be given, or (ii) the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, or
(iii) the next day if effected by such overnight mail with proof of delivery, or (iv) delivery if sent by prepaid telegram, cable, facsimile transmission or telex followed by a confirmatory letter, and in each case if properly addressed as follows:

To Lessor:         V-3 Properties, LLC
                   11800 Nebel Street
                   North Bethesda, MD _____
                   Attn:

Copy To:           Robert McCarthy, Esq.
                   4405 East West Highway, Suite 201
                   Bethesda, MD 20814

To Lessee:         DCA of Rockville LLC
                   c/o Dialysis Corporation of America
                   1344 Ashton Road, Suite 201
                   Hanover, MD 21076
                   Attn: President

Copy To:           Jaffe & Falk, LLC
                   Lawrence E. Jaffe, Esq.
                   777 Terrace Avenue
                   Hasbrouck Heights, NJ 07604

     Any party may change its address for purposes of this Section 26 by giving the other parties written notice of the new address in the manner set forth above.


                              27. APPLICABLE LAW
                                  --------------

     This Lease shall be construed under the laws of the State of Maryland. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.


                           28. WAIVER OF JURY TRIAL
                               --------------------

     If either party institutes legal action pertaining to this Lease, other than for arbitration as provided in Section 20, the venue of the suit shall be Montgomery County, Maryland. The parties also expressly waive any right which they otherwise may have to have any disputes between them resolved by means of trial by jury.


                                29. AUTHORSHIP
                                    ----------

     Neither party to this Lease shall be benefited or burdened by any rule of document interpretation that otherwise would interpret a document against the interests of the author.

                               30. COUNTERPARTS
                                   ------------

     This Lease may be executed in several counterparts and each such counterpart shall be deemed an original, and all counterparts shall constitute a single original Lease.


     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease on the date so indicated alongside their respective signatures.

                                       Lessor: V-3 PROPERTIES, LLC

                                          /s/ Dino C. Veizis
Dated:  October 9, 2003                By:-----------------------------------
                                          DINO C. VEIZIS, Manager Member

                                       Lessee: DCA OF ROCKVILLE, LLC

                                          /s/ Stephen W. Everett
                                       By:-----------------------------------
                                          STEPHEN W. EVERETT, President

                                  EXHIBIT A.1
                               1st Floor Layout

                                  EXHIBIT A.2
                               2nd Floor Layout

                                  EXHIBIT B
                                   Guaranty

     WHEREAS, V-3 PPROPERTIES, LLC ("Lessor") and DCA OF ROCKVILLE, LLC ("Lessee") have entered into a certain Lease Agreement dated on or about the date hereof, covering certain premises (the "Premises") in North Bethesda, Maryland (the "Lease"); and

     WHEREAS, the Lessor requires as a condition to its execution of the Lease that the undersigned, DIALYSIS CORPORATION OF AMERICA (the "Guarantor") become a surety to Lessor for Rent obligations of Lessee under the Lease; and

     WHEREAS, the undersigned is a member of Lessee and owns a majority of the ownership units of Lessee and as such is desirous that Lessor enter into the Lease with Lessee.

     NOW THEREFORE, in consideration of the execution of the Lease by Lessor and other good and valuable consideration, and intending to be legally bound hereby, the Guarantor agrees as follows:

     1. Upon the execution of the Lease by Lessor and Lessee, the undersigned, by the execution of this Guaranty, hereby unconditionally guarantees to Lessor, its successors and assigns in accordance with the terms and conditions set forth below, the full and prompt payment by Lessee of the Rent (as that term is defined in the Lease, and utility payments as required by Lessee under the Lease, but exclusive of Additional Rent, reimbursements and other charges, or for any other defaults, breaches or other failures of Lessee to perform under the Lease).

     2. Lessor shall have the right from time to time, and at any time in its sole discretion, without notice to or consent from the Guarantor, or without affecting, impairing or discharging, in whole or in part, the liabilities or the obligations of the Guarantor, to modify, change, extend, alter, amend, or supplement in any respect whatever, the Lease, or any agreement or transaction between Lessor and Lessee or between Lessor and any other party liable for the liabilities, or any portion or provision thereof; to grant extensions of time and other indulgences of any kind to Lessee; to compromise, release, substitute, exercise, enforce or fail or refuse to exercise or enforce any claims, rights, or remedies of any kind which Lessor may have at any time against Lessee or any other party liable for the liabilities, or with respect to any security of any kind of the Lessee held by Lessor at any time under any agreement or otherwise.

     3. The Guarantor waives: (a) all notice, including but not limited to
(i) notice of acceptance of this Guaranty; (ii) notice of presentment, demand for payment, or protest of any of the liabilities, or the obligation of any person, firm, or corporation held by Lessor as collateral security; (b) trial by jury and the right thereto in any proceeding of any kind, whether arising on or out of, under or by reason of this Guaranty, or any other agreement or transaction between the Guarantor, Lessor, and/or Lessee; and (c) all notices of the financial condition or of any adverse or other change in the financial condition of Lessee.

     4. Lessor may, without notice, assign this Guaranty in whole or in part to Lessor's successor in interest under the Lease, and no assignment of this Guaranty shall operate to extinguish or diminish the liability of the Guarantor. The transfer or assignment of the Lease by Lessee to an entity not affiliated with the Guarantor shall automatically terminate this Guaranty and, thereafter, the Guarantor shall have no further liability hereunder.

     5. The liability of the Guarantor under this Guaranty shall be primary under any right of action for Rent and utilities required of Lessee which shall accrue to Lessor under the Lease, and Lessor may, at its option, proceed against the Guarantor without having to commence any action, or have obtained any judgment against Lessee.

     6. The obligations of the Guarantor hereunder shall be due and payable by the Guarantor immediately upon the occurrence of a default in the payment of Rent or utilities required of Lessee under the Lease which default continues beyond the expiration of the applicable notice and/or grace period, if any, under the Lease.

     7. The obligations of the Guarantor hereunder shall not be affected, impaired or discharged, in whole or in part, by reason of: (a) the entry of an order for relief pursuant to the United States Bankruptcy Code by or against Lessee; or (b) the proposal of or the consummation of a plan of reorganization concerning Lessee.

     8. The waiver of any right by Lessor or its failure to exercise promptly any right shall not be construed as the waiver of any other right including the right to exercise the same at any time thereafter. No waiver or modification of any of the terms or conditions of this Guaranty shall be binding against Lessor unless such waiver or modification is in a writing signed by Lessor.

     9. The provisions of the Guaranty shall bind all of the respective successors and assigns of the undersigned and shall inure to the benefit of Lessor, its successors and assigns.

     10. All rights and remedies of Lessor are cumulative and not alternative. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Maryland and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State.

     11. The Guarantor represents that at the time of the execution and delivery of this Guaranty nothing exists to impair the effectiveness of the obligations of the Guarantor to Lessor hereunder, or the immediate taking effect of this Guaranty between the Guarantor and Lessor with respect to this Guaranty, which is limited to the payment of the Rent and utilities required of Lessee under this Lease as provided in Section 1 of this Guaranty.


     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and sealed this 20 day of October, 2003.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett
                                       By:-----------------------------------
                                          Name: Stephen W. Everett
                                          Title: Chief Executive Officer and
                                                   President